UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Departure of Directors or Certain Officers; Election of Directors; Appointment of

Item 5.02

Certain Officers; Compensatory Arrangements of Certain Officers.

Registrant’s Board of Directors and Voting Shareholders on October 24, 2012 approved the 2008 Omnibus Incentive Plan Restatement No. 5, a copy of which is filed herewith as Exhibit 10.1.  The 2008 Omnibus Incentive Plan provides for the grant of stock-based incentives to employees of Eaton Vance Corp. (the “Company”), including its Officers, as well as annual formula grants to certain members of the Company’s Board of Directors who qualify as non-employee directors.  This description of the 2008 Omnibus Incentive Plan is qualified in its entirety by the actual plan document, which is filed as an Exhibit to this Current Report on Form 8-K.

Item 5.07

Submission of Matters to a Vote of Security Holders.

The disclosure under Item 5.02 of this Current Report on Form 8-K in connection with the approval of the 2008 Omnibus Incentive Plan Restatement No. 5 is incorporated into this Item 5.07 by reference. The Voting Shareholders unanimously approved the matters in Item 5.02 of this Current Report on Form 8-K by written consent on October 24, 2012.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Document

10.1

Eaton Vance Corp. 2008 Omnibus Incentive Plan

Restatement No. 5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

Date:

October 26, 2012

/s/ Laurie G. Hylton

Laurie G. Hylton

Chief Financial Officer & Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation  S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

10.1

Eaton Vance Corp. 2008 Omnibus Incentive Plan

Restatement No. 5